      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1999


                                                      REGISTRATION NO. 333-80849

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SUNHAWK.COM CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            WASHINGTON                            2741                            91-156830
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                       223 TAYLOR AVENUE NORTH, SUITE 200
                           SEATTLE, WASHINGTON 98109
                                 (206) 728-6063
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE
                                  OF BUSINESS)

                                  MARLIN ELLER
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            SUNHAWK.COM CORPORATION
                       223 TAYLOR AVENUE NORTH, SUITE 200
                           SEATTLE, WASHINGTON 98109
                                 (206) 728-6063
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                  COPIES OF ALL COMMUNICATIONS TO BE SENT TO:

             THE OTTO LAW GROUP, PLLC                            KELLEY DRYE & WARREN LLP
               DAVID M. OTTO, ESQ.                               M. RIDGWAY BARKER, ESQ.
               4553 52ND AVENUE NE                                  TWO STAMFORD PLAZA
            SEATTLE, WASHINGTON 98105                             281 TRESSER BOULEVARD
                  (206) 985-1820                               STAMFORD, CONNECTICUT 06901
                                                                      (203) 351-8032

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                   -------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            -------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            -------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.


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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the registrant's Amended and Restated Bylaws (Exhibit 3.3 hereto) provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in those capacities pursuant to a liability insurance policy maintained by the registrant for such purpose.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VII of the registrant's Amended and Restated Articles of Incorporation (Exhibit 3.1 hereto) contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the registrant's Delaware Certificate of Incorporation (Exhibit 3.2 hereto) and
Article VI of the registrant's Delaware Bylaws (Exhibit 3.4 hereto) provide for indemnification of the registrant's directors, officers, employees and other agents to the maximum extent permitted by Delaware law.

     The underwriting agreement (Exhibit 1.1 hereto) provides for reciprocal indemnification between the underwriters and the registrant from and against certain liabilities arising in connection with the offering which is the subject of this registration statement.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee, the Nasdaq SmallCap(R) listing fee and the Pacific Stock Exchange listing fee.

Securities and Exchange Commission Registration Fee.........  $  3,391
NASD Filing Fee.............................................     1,604
Nasdaq SmallCap(R) Listing Fee..............................    17,500
Pacific Stock Exchange Listing Fee..........................    23,000
Printing Costs..............................................    60,000
Legal Fees and Expenses.....................................   200,000
Accounting Fees and Expenses................................   235,000
Blue Sky Fees and Expenses (including legal fees)...........    70,000
Transfer Agent and Registrar Fees...........................    25,000
Miscellaneous...............................................    38,505
                                                              --------
          Total.............................................  $674,000
                                                              ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     The following is a description of all securities that the registrant has sold within the past three years without registering the securities under the Securities Act:

          1. On October 9, 1996, the registrant sold 321,058 shares of the registrant's common stock at a price of $.0000112 per share to one accredited investor in a private transaction which was exempt from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act.

          2. On December 4, 1996 and October 5, 1998, 12,842 and 25,684 shares of the registrant's common stock, respectively, were issued to one individual upon the exercise of stock options granted pursuant to the registrant's 1996 Stock Option Plan at a per share exercise price of $.0000096. Such issuances were exempt from registration pursuant to Rule 701 under the Securities Act.

          3. On March 10, 1998, the registrant sold 12,331 shares of the registrant's common stock at a price of $8.11 per share to one accredited investor in a private transaction which was exempt from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act.

          4. On March 31, 1999, the registrant issued 138,371 shares of the registrant's common stock pursuant to the distribution agreement by and between the registrant and Warner Bros. Publications U.S. Inc. ("Warner"). The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

          5. On March 31, 1999, the Eller and McConney 1995 Family Living Trust converted $3,568,406 of debt owed to it by the registrant into 374,257 shares of the registrant's common stock at a price per share of $9.53. On this same date, the Eller and McConney 1995 Family Living Trust forgave $1,000,000 of long-term debt owed to it by the registrant and purchased an additional 157,345 shares of the registrant's common stock for an aggregate of $1,500,000, at a price per share of $9.53 per share.

     These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS


NUMBER                            DESCRIPTION
------                            -----------
 1.1+     Form of Underwriting Agreement.
 1.2+     Form of Representative's Warrant Agreement.
 3.1      Amended and Restated Articles of Incorporation.
 3.2++    Certificate of Incorporation (Delaware).
 3.3      Amended and Restated Bylaws.
 3.4++    Form of Bylaws (Delaware).
 4.1+     Form of Specimen Stock Certificate.
 4.2      See Exhibits 3.1-3.4 for provisions defining the rights of the holders of common stock.
 5.1+     Opinion of The Otto Law Group, PLLC (including the consent of such firm)regarding legality of the securities being
          issued.
10.1+++   1996 Stock Option Plan.
10.2*++   Distribution Agreement dated May 18, 1998 by and between
          Sunhawk.com Corporation and Warner Bros. Publications U.S.
          Inc., as amended.
10.3*++   Distribution Agreement dated as of June 12, 1998 by and
          between EMI Christian Music Publishing and Sunhawk.com
          Corporation.
10.4*++   Music Conversion Agreement dated as of April 1, 1998 by and between Sunhawk.com Corporation and International Music
          Engraving Company, as amended.
10.5      Lease dated August 10, 1998 by and between 223 Taylor Corp.
          and Sunhawk.com Corporation.
10.6+     Form of Employment Agreement between Sunhawk.com and Marlin
          Eller.
23.1      Consent of Ernst & Young, LLP, Independent Auditors.
23.2      Consent of The Otto Law Group, PLLC (contained in Exhibit
          5.1).
24.1      Power of Attorney (See Page II-5).
27.1      Financial Data Schedule.


-------------------------
  * Confidential treatment to be requested.
  + To be filed by amendment.

 ++ Filed herewith.


+++ Replaces previously filed exhibit.


ITEM 28. UNDERTAKINGS

     The registrant will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The registrant will:

          For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of the registration statement as of the time the Securities and Exchange Commission declared it effective.

          For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, in the City of Seattle, State of Washington, on the 8th day of July, 1999.


                                          SUNHAWK.COM CORPORATION

                                          By: /s/ MARLIN ELLER
                                             -----------------------------------
                                              Marlin Eller,
                                              President and Chief Executive
                                              Officer


     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated below on the 8th day of July, 1999.



                   SIGNATURE                                        TITLE
                   ---------                                        -----
/s/ MARLIN ELLER                                    Chairman of the Board, Chief Executive
------------------------------------------------    Officer and President (Principal
Marlin Eller                                        Executive Officer)

/*/  TRICIA PARKS-HOLBROOK                          Chief Financial Officer (Principal
------------------------------------------------    Financial and Accounting Officer)
Tricia Parks-Holbrook

/*/  FRED ANTON                                     Director
------------------------------------------------
Fred Anton

/*/  PATRICIA TANGORA                               Director
------------------------------------------------
Patricia Tangora

/*/  LUIS F. TALAVERA                               Director
------------------------------------------------
Luis F. Talavera

*By /s/  MARLIN ELLER
 -----------------------------------------------
     As Attorney-In-Fact

                                 EXHIBIT INDEX


NUMBER                            DESCRIPTION
------                            -----------
 1.1+     Form of Underwriting Agreement.
 1.2+     Form of Representative's Warrant Agreement.
 3.1      Amended and Restated Articles of Incorporation.
 3.2++    Certificate of Incorporation (Delaware).
 3.3      Amended and Restated Bylaws.
 3.4++    Form of Bylaws (Delaware).
 4.1+     Form of Specimen Stock Certificate.
 4.2      See Exhibits 3.1-3.4 for provisions defining the rights of the holders of common stock.
 5.1+     Opinion of The Otto Law Group, PLLC (including the consent of such firm) regarding legality of the securities being
          issued.
10.1+++   1996 Stock Option Plan.
10.2*++   Distribution Agreement dated May 18, 1998 by and between
          Sunhawk.com Corporation and Warner Bros. Publications U.S.
          Inc., as amended.
10.3*++   Distribution Agreement dated as of June 12, 1998 by and
          between EMI Christian Music Publishing and Sunhawk.com
          Corporation.
10.4*++   Music Conversion Agreement dated as of April 1, 1998 by and between Sunhawk.com Corporation and International Music
          Engraving Company, as amended.
10.5      Lease dated August 10, 1998 by and between 223 Taylor Corp.
          and Sunhawk.com Corporation.
10.6+     Form of Employment Agreement between Sunhawk.com and Marlin
          Eller.
23.1      Consent of Ernst & Young, LLP, Independent Auditors.
23.2      Consent of The Otto Law Group, PLLC (contained in Exhibit
          5.1).
24.1      Power of Attorney (See Page II-5).
27.1      Financial Data Schedule.


-------------------------
  * Confidential treatment to be requested.
  + To be filed by amendment.

 ++ Filed herewith.


+++ Replaces previously filed exhibit.